EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Provident Mutual Funds, Inc., does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Provident Mutual Funds, Inc. for the year ended September 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Provident Mutual Funds, Inc. for the stated period.

/s/ J. Scott Harkness	/s/ Michael A. Schelble
J. Scott Harkness	Michael A. Schelble
Principal Executive Officer	Principal Financial Officer
Provident Mutual Funds, Inc.	Provident Mutual Funds, Inc.

Dated:	11/17/2025	Dated:	11/17/2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Provident Mutual Funds, Inc. for purposes of Section 18 of the Securities Exchange Act of 1934.